Exhibit 10(c) Written Consent of Ruth B. Lurie




May 6, 1998




Great-West Life & Annuity Insurance Company 8515 East Orchard Road Englewood, CO 80111

RE: Retirement Plan Series Account

Ladies and Gentlemen:


I hereby consent to the use of my name under the caption "Legal

Opinions" in the Prospectus for Retirement Plan Series Account contained in Amendment No. 5 to the Registration Statement Form N-4 filed by Great-West Life & Annuity Insurance Company and Retirement Plan Series Account with the
Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940 and the amendments thereto.




Sincerely,


/s/ Ruth B. Lurie


Ruth B. Lurie

Vice President, Counsel and

Associate
Secretary



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